                                  EXHIBIT 99.1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NEWS RELEASE
--------------------------------------------------------------------------------


[QUAKER LOGO]        THE QUAKER OATS COMPANY
                                                                  Further Information:
                     Quaker Tower                Media Contact:                 Investor Contact:
                     P.O. Box 049001             Mark Dollins, Director         Margaret M. Eichman, V.P.
                     Chicago, IL  60604-9001     Corp. Comm.                    Investor Relations & Corp. Affairs
                                                 (312) 222-7399                 (312) 222-7818




QUAKER EXTENDS TIME PERIOD FOR PEPSICO DIVESTITURE OF ALL SPORT

For Immediate Release

     CHICAGO (July 2, 2001) -- The Quaker Oats Company (NYSE: OAT) today announced that in light of continuing discussions with the Federal Trade Commission regarding the proposed merger of Quaker and PepsiCo, Quaker has extended, by 30 days, the date by which PepsiCo is required to divest its All Sport beverage brand, if necessary to obtain regulatory approval necessary for consummation of the merger.

Forward-looking statements, within the meaning of Section 21E of the Securities and Exchange Act of 1934, are made in this document. The Company's results may differ materially from those suggested by the forward-looking statements. The completion of the proposed merger between PepsiCo, Inc.,and The Quaker Oats Company is subject to the inability to obtain, or meet conditions imposed for, regulatory or governmental approval; and customary closing conditions.

                                      # # #


The Quaker Oats Company press releases are available on the Company's Internet web site: www.quakeroats.com.